               Exhibit B - Consolidated Financial Statements of
                       Electronic Payment Services, Inc.

                       Electronic Payment Services, Inc.

                       Consolidated Financial Statements

                     As of December 31, 1997 and 1996 and
                          for each of the three years
                     in the period ended December 31, 1997



                                   Contents


Report of Independent Auditors.............................................. 1

Audited Consolidated Financial Statements

Consolidated Balance Sheets................................................. 2
Consolidated Statements of Income........................................... 4
Consolidated Statements of Changes in Stockholders' Equity (Deficiency)..... 5
Consolidated Statements of Cash Flows....................................... 6
Notes to Consolidated Financial Statements.................................. 8

                        Report of Independent Auditors


The Board of Directors
Electronic Payment Services, Inc.

We have audited the accompanying consolidated balance sheets of Electronic Payment Services, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders equity (deficiency), and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Electronic Payment Services, Inc. at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                           /s/ Ernst & Young LLP
                                           ---------------------------

Philadelphia, Pennsylvania
February 3, 1998

                       Electronic Payment Services, Inc.

                          Consolidated Balance Sheets

                             (dollars in thousands)

                                                            December 31
                                                         1997          1996
                                                       -----------------------
Assets
Current assets:
 Cash and equivalents                                  $ 18,797       $ 24,793
 Accounts receivable, less allowance of $1,907
 and $2,933 in 1997 and 1996, respectively               24,137         22,493
 Deferred income taxes                                    3,410          4,397
 Due from stockholders                                    4,164          5,691
 Inventory and supplies                                     639          1,254
 Prepaid expenses and other current assets                1,409          2,015
                                                       -----------------------
Total current assets                                     52,556         60,643

Property and equipment                                  151,434        131,365
Accumulated depreciation and amortization               (57,187)       (44,990)
                                                       -----------------------
                                                         94,247         86,375
Intangible assets:
 Goodwill                                                82,071         82,071
 Customer lists and other                                25,046         23,796
                                                       -----------------------
                                                        107,117        105,867
 Accumulated amortization                               (30,133)       (23,860)
                                                       -----------------------
                                                         76,984         82,007


Capitalized software development costs                   20,404         23,609
Other assets                                              6,566          9,015
Total assets                                           $250,757       $261,649
                                                       =======================

                                                            December 31
                                                         1997          1996
                                                      ------------------------
Liabilities and stockholders' equity (deficiency)
Current liabilities:
 Borrowings under credit agreement                    $  29,000      $  50,000
 Current portion of long-term debt                       25,000         25,000
 Accounts payable                                        20,328         17,626
 Due to stockholders                                        677          4,065
 Accrued liabilities                                     21,398         21,415
 Deferred income                                          5,961            282
 Income taxes payable                                     8,426          3,001
                                                      ------------------------
Total current liabilities                               110,790        121,389

Long-term debt, net of current portion                  125,000        150,000
Deferred income, net of current portion                  14,710             --
Deferred income taxes                                    15,269         23,282

Stockholders' equity (deficiency):
 Preferred stock, par value $163.60; 4,600
  shares authorized, issued and outstanding                 752            752

 Common stock, par value $.01; 10,000,000 shares
  authorized; 3,750,000 shares issued and
  outstanding                                                38             38

 Paid-in capital                                        196,001        196,001
 Deemed dividend                                       (245,400)      (245,400)
 Retained earnings                                       33,597         15,587
                                                      ------------------------
Total stockholders' equity (deficiency)                 (15,012)       (33,022)
                                                      ------------------------
Total liabilities and stockholders' equity
 (deficiency)                                         $ 250,757      $ 261,649
                                                      ========================

See accompanying notes.

                       Electronic Payment Services, Inc.

                       Consolidated Statements of Income

                  (dollars in thousands except per share data)

                                                  Year ended December 31
                                             1997           1996           1995
                                          ----------------------------------------
Revenues                                  $  202,310     $  179,490     $  163,379

Expenses:
 Processing and equipment                     72,341         64,257         58,079
 Customer and product support                 30,956         26,900         24,693
 Selling, general and administrative          33,267         32,847         35,755
 Product development                          14,654         14,861         13,479
 Amortization of intangible assets             6,273          6,273          6,115
 Interest expense, net of $556, $364
  and $333 interest income in 1997,
   1996 and 1995, respectively                12,590         14,310         15,882
                                          ----------------------------------------
Total expenses                               170,081        159,448        154,003
                                          ----------------------------------------

Income before income taxes and
 minority interest                            32,229         20,042          9,376

Provision for income taxes                    14,181          8,821          5,481
                                          ----------------------------------------
Net income before minority interest           18,048         11,221          3,895

Minority interest in earnings of
 subsidiaries                                     --            240          1,314
                                          ----------------------------------------
Net income                                    18,048         10,981          2,581

Dividend on preferred stock                       38             38             38
                                          ----------------------------------------
Net income available for common stock     $   18,010     $   10,943     $    2,543
                                          ========================================

Net income per common share               $     4.80     $     3.20     $     1.05
                                          ========================================

Average common shares outstanding          3,750,000      3,417,404      2,419,615

See accompanying notes.

                       Electronic Payment Services, Inc.

    Consolidated Statements of Changes in Stockholders' Equity (Deficiency)

                             (dollars in thousands)

                                        Preferred   Common    Paid-in      Deemed     Retained
                                          Stock      Stock    Capital     Dividend    Earnings     Total
----------------------------------------------------------------------------------------------------------
December 31, 1994                          $752       $24     $107,138   $(245,400)    $ 2,101   $(135,385)

Net income                                                                               2,581       2,581

Dividend on preferred stock                                                                (38)        (38)

Minority interest investment in
subsidiaries, inclusive of
their interest in earnings
from March 2, 1995                                              88,637                              88,637
----------------------------------------------------------------------------------------------------------

December 31, 1995                           752        24      195,775    (245,400)      4,644     (44,205)

Net income                                                                              10,981      10,981

Dividend on preferred stock                                                                (38)        (38)

Common stock issued in exchange
 for minority interest                                 14          (14)                                 --

Minority interest investment in
subsidiaries, inclusive of
their interest in earnings
through April 1, 1996                                              240                                 240
----------------------------------------------------------------------------------------------------------

December 31, 1996                           752        38      196,001    (245,400)     15,587     (33,022)

Net income                                                                              18,048      18,048
Dividend on preferred stock                                                                (38)        (38)

----------------------------------------------------------------------------------------------------------
December 31, 1997                          $752       $38     $196,001   $(245,400)    $33,597   $ (15,012)
==========================================================================================================

See accompanying notes.

                       Electronic Payment Services, Inc.

                     Consolidated Statements of Cash Flows

                             (dollars in thousands)

                                                   Year ended December 31
                                             1997           1996           1995
                                            -------------------------------------
Operating activities
Net income before minority interest         $18,048        $11,221        $ 3,895

Adjustments to reconcile net income
before minority interest to net
cash provided by operating
activities:

   Depreciation and amortization             29,364         25,687         21,232
   Deferred tax provision (benefit)          (7,017)         6,683          4,941
   Other noncash income and
     expense items                               (9)          (204)           213
   Changes in:
     Accounts receivable                     (1,644)           573            243
     Inventory and supplies                     615           (251)           372
     Prepaid expenses and other
       current assets                           606           (311)           853
     Accounts payable                         2,702          6,755         (2,611)
     Due to (from) stockholders              (1,861)         3,069             58
     Accrued liabilities                        (17)         2,810            (35)
     Deferred income                          5,679            178           (176)
     Income taxes payable                     5,425          3,669         (1,265)
                                            -------------------------------------
Cash provided by operating activities       $51,891        $59,879        $27,720
                                            -------------------------------------

                                                  Year ended December 31
                                             1997           1996           1995
                                           --------------------------------------
Investing activities
Acquisition of property and equipment      $(28,892)      $(31,658)      $(29,786)
Proceeds from licensing agreement            25,000             --             --
Other investing activity, net                (7,957)       (12,972)        (7,182)
                                           --------------------------------------
Cash used for investing activities          (11,849)       (44,630)       (36,968)
                                           --------------------------------------

Financing activities
Borrowings (repayments) under credit
 agreement, net                             (21,000)        15,000           (500)
Long-term debt repayments                   (25,000)       (25,000)       (50,171)
Payments on notes payable to
 stockholders                                    --             --        (23,263)
Proceeds of minority investment in
 subsidiaries                                    --             --         74,539
Dividends paid on preferred stock               (38)           (38)           (38)
                                           --------------------------------------
Cash (used for) provided by financing
 activities                                 (46,038)       (10,038)           567
                                           --------------------------------------
Change in cash and equivalents               (5,996)         5,211         (8,681)
Cash and equivalents, beginning of
 year                                        24,793         19,582         28,263
                                           --------------------------------------
Cash and equivalents, end of year          $ 18,797       $ 24,793       $ 19,582
                                           ======================================

See accompanying notes.

                       Electronic Payment Services, Inc.

                  Notes to Consolidated Financial Statements

                            (dollars in thousands)


1. Organization, Nature of Business and Equity Transactions

Electronic Payment Services, Inc. (the "Company") owns and operates electronic data processing and data-capture networks that process transactions originating at Automated Teller Machines ("ATM") as well as Point of Sale ("POS") terminals. The majority of customers of ATM processing services are commercial banks, savings and loan institutions, credit unions, independent sales organizations and other financial services providers. Geographically, ATM customers are in all 50 states and are concentrated in the eastern half of the United States. POS transaction processing customers are a wide variety of retailers, commercial banks and other credit card processors. POS customers of the Company are located in all 50 states. The Company is indirectly subject to fluctuations in retail activity and experiences seasonal variability in ATM and POS transaction levels.

The Company was formed on December 4, 1992 through a Corporate Joint Venture Agreement between CoreStates Financial Corp, Banc One Corporation, PNC Financial Corp and KeyCorp ("Original Stockholders"). The authorized capital stock of the Company at inception consisted of 3,000,000 shares of common stock and 1,500,000 shares of mandatory redeemable preferred stock. In exchange for common stock, preferred stock and/or cash, the Original Stockholders contributed certain assets, liabilities, wholly owned processing subsidiaries and/or cash. The assets and liabilities contributed were recorded at the Original Stockholders' net book value as of December 1, 1992. The cash paid and preferred stock issued upon formation were recorded as dividends. In connection with the recapitalization of the Company in December 1993, the number of authorized shares of capital stock was increased to 10,000,000 shares.

In December 1993, the Company and the Original Stockholders entered into a recapitalization agreement whereby 1,495,400 shares of mandatory redeemable preferred stock with a par value of $163.60 were exchanged for a promissory note in the principal amount of $250,000. As part of the transaction, the redemption feature of the preferred stock was eliminated. The premium associated with this exchange was charged directly to stockholders' equity.

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


1. Organization, Nature of Business and Equity Transactions (continued)

The preferred stockholder has limited voting rights and the preferred stock provides for a 5% cumulative dividend, payable quarterly, plus an additional performance dividend. The performance dividend is equal to a percentage of the Company's net income that exceeds a threshold amount. No performance dividends have been paid or incurred since inception.

On March 2, 1995, the Company entered into a series of transactions with KeyCorp and National City Corporation (together with the Original Stockholders, the "Stockholders") whereby these banks made cash capital contributions totaling $74,539 to two subsidiaries of the Company, contributed assets to a subsidiary of the Company and sold assets to a subsidiary of the Company. As a result of the transactions, equity of the Company was increased by a total of $87,323 and goodwill was recognized totaling $13,352. At December 31, 1995, the consolidated minority stockholders' share in the equity (deficit) of the subsidiaries was $16,046. Effective April 1, 1996, the minority stockholders agreed to merge their ownership interest in the subsidiaries into the Company. In connection with the merger, the Company issued 1,330,385 shares of common stock and adjusted paid-in capital for the par value of the common stock issued.

The minority stockholders' share of earnings in the subsidiaries of $240 in 1996 and $1,314 in 1995 has been deducted from earnings to determine net income of the Company and has adjusted the minority interest share of the consolidated deficiency in assets.

2. Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. Certain reclassifications have been made to prior-year amounts to conform with current-year presentation.

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


2. Significant Accounting Policies (continued)

Cash and Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. Included in cash and equivalents at December 31, 1997 and 1996 is $1,023 and $1,486, respectively, of cash maintained in automated teller machines.

Property and Equipment

Property and equipment are stated at cost and depreciated over their estimated useful lives using the straight-line method. Major classes of property and equipment and their estimated useful lives are as follows:

                                           December 31          Estimated
                                       1997           1996    Useful Lives
                                     -------------------------------------
     Land                            $  1,050       $  1,050   Indefinite
     Building and improvements         14,591         14,081    40 years
     Leasehold improvements             8,291          7,407   Lease term
     Software costs                    38,045         28,418     5 years
     Computer and
      communication equipment          77,950         71,521    3-5 years
     Furniture and equipment           11,507          8,888   3-10 years
                                     -----------------------
                                     $151,434       $131,365
                                     =======================

Included in property and equipment at December 31, 1997 and 1996 are $31,043 and $21,924, respectively, of capitalized software costs incurred to develop computer systems and programming. Software costs of $9,119 and $11,696 were capitalized during 1997 and 1996, respectively. Capitalized software costs placed in service during 1997 and 1996 were $7,569 and $4,630, respectively. Amortization expense related to the assets placed in service totaled $2,084 and $982 in 1997 and 1996, respectively.

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


2. Significant Accounting Policies (continued)

Inventory and Supplies

Inventory is valued at the lower of cost (first-in, first-out) or market and consists of terminals, printers and other related equipment held for resale and plastic ATM cards.

Intangible Assets

Intangible assets, which were contributed as part of the formation of the Company, consist of goodwill, agreements not to compete and values ascribed to customer lists. As described in Note 1, $13,352 of goodwill was recorded in 1995 as a result of the equity transactions. Goodwill and amounts assigned to the customer lists are being amortized by the straight-line method over 15-25 years and 10 years, respectively. Agreements not to compete are amortized over the life of the agreements.

Other Assets

Included in other assets at December 31, 1997 and 1996 are $6,021 and $8,434, respectively, of payments made to customers under the Company's conversion assistance program. These payments, which were primarily for promotional sign replacements and card reissuance, were made to customers converting to the MAC network and are being amortized over five years. Amortization expense associated with these assets was $3,037, $2,907 and $2,333 for the year ended December 31, 1997, 1996 and 1995, respectively.

Capitalized Software Development Costs

During 1994, the Company capitalized $4,365 of software development costs incurred after technological feasibility was established in connection with the planned introduction of a stored value electronic payment card. The Company capitalized $8,384, $11,584 and $667 in 1995, 1996 and 1997, respectively, related to the development of the stored value card.

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


2. Significant Accounting Policies (continued)

Capitalized Software Development Costs (continued)

On July 25, 1997, the Company entered into an agreement with an unrelated third party whereby the Company granted perpetual licensing rights to the technology to the third party in exchange for $25 million. The agreement further grants the third party exclusive rights to the technology for a period of four years. The proceeds received from the licensing agreement have been deferred and are being earned over the exclusivity period of the agreement. The development costs capitalized are being amortized over the same period.

Revenue Recognition

Revenue for processing fees is recognized and billed when the services are performed. Revenue related to equipment sales is recognized upon the installation of the equipment.

Income Taxes

The Company accounts for income taxes under the liability method whereby deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Such temporary differences result in deferred income taxes computed at rates estimated to be in effect when the underlying differences will be reported in the Company's federal and state income tax returns. The Company and its subsidiaries file a consolidated federal income tax return.

Supplemental Cash Flow Information

Total interest paid was $13,033, $14,686 and $18,277 during 1997, 1996 and 1995, respectively.

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


2. Significant Accounting Policies (continued)

Per Share Data

In 1997, the Financial Accounting Standards Board issued Statement Number 128, "Earnings per Share" ("FAS 128"). FAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per common share is the same as basic earnings per common share for 1997, 1996 and 1995.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. Income Taxes

The components of deferred tax liabilities and assets as of December 31 are as follows:

                                                        1997           1996
                                                       ----------------------
Deferred tax liabilities:
 Depreciation                                          $ 3,671        $ 3,433
 Intangibles                                             4,923          5,845
 Research and development capitalized costs              8,619         15,558
 Other                                                   1,045          1,062
                                                       ----------------------
                                                        18,258         25,898
                                                       ----------------------

Deferred tax assets:
 Net operating loss carryforward                         2,626          3,113
 Nondeductible reserves                                  3,762          3,897
 Other                                                      11             11
                                                       ----------------------
                                                         6,399          7,021
                                                       ----------------------
Net deferred tax liabilities                           $11,859        $18,877
                                                       ======================

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


3. Income Taxes (continued)

The components of income tax expense are as follows:

                                               Year ended December 31
                                         1997             1996            1995
                                       ----------------------------------------
Current:
 Federal                               $17,527           $1,485          $  381
 State                                   3,671              653             159
                                       ----------------------------------------
                                        21,198            2,138             540
                                       ----------------------------------------

Deferred:
 Federal                                (5,977)           6,610           5,170
 State                                  (1,040)              73            (229)
                                       ----------------------------------------
                                        (7,017)           6,683           4,941
                                       ----------------------------------------
Provision for income taxes             $14,181           $8,821          $5,481
                                       ========================================

Following is a reconciliation of the effective income tax rate with the statutory federal income tax rate:

                                                Year ended December 31
                                          1997           1996           1995
                                          ----------------------------------
Federal tax rate                          35.0%          35.0%          34.0%
State taxes, net of federal benefit        5.3            2.3           14.4
Nondeductible amortization of
 goodwill                                  3.2            5.2            9.8
Other                                      0.5            1.5            0.2
                                          ----------------------------------
Effective income tax rate                 44.0%          44.0%          58.4%
                                          ==================================

During 1997, 1996 and 1995, income taxes of $16,079, $1,290 and $3,459, respectively, were paid to various state and federal agencies. As of December 31, 1997, various subsidiaries of the Company have federal and state net operating loss carryforwards that expire on various dates through 2006 and are subject to annual limitations.

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


4. Short-Term Borrowings

The Company maintains a credit agreement with a third-party bank which provides for short-term borrowings through March 1999 of up to $75,000. Borrowings under the agreement are unsecured and bear interest at variable rates. Borrowings of $29,000 and $50,000, which approximated fair value, were outstanding under the agreement at December 31, 1997 and 1996, respectively. Average borrowings during 1997 were $41,266 at an effective interest rate of 5.84%. During 1996, average borrowings were $39,913 at an effective interest rate of 5.82% and during 1995, average borrowings were $31,630 at an effective interest rate of 6.86%. The agreement requires the Company to maintain certain financial ratios and to comply with certain covenants as defined, including limitations as to debt to be incurred and prepayments on the Company's long-term debt.

5. Long-Term Debt

The Company has a $250,000 unsecured promissory note payable to a stockholder due in equal quarterly installments through 2003, which bears interest at 6.40%. Annual maturities of the note are $25,000 per year through 2003. The stockholder promissory note was issued on December 23, 1993 in connection with the recapitalization of the Company.

6. Commitments and Contingencies

The Company leases office space and equipment under noncancelable operating leases expiring at various dates through 2008. Certain leases obligate the Company to pay property taxes, insurance and maintenance expenses. Total rental expense under operating leases was $3,953 in 1997, $4,607 in 1996 and $5,043 in 1995.

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


6. Commitments and Contingencies (continued)

Future minimum rental commitments as of December 31, 1997 are as follows:

      1998                                         $ 4,066
      1999                                           4,035
      2000                                           2,771
      2001                                           2,350
      2002                                           2,008
      2003 and thereafter                            7,296
                                                   -------
      Total minimum rental commitments             $22,526
                                                   =======

In the normal course of business, the Company is party to various claims and legal proceedings. Although the ultimate outcome of these matters is presently not determinable, management, after consultation with legal counsel, does not believe that the resolution of these matters will have a material adverse effect upon the Company's financial position.

7. Employee Benefit Plans

The Electronic Payment Services, Inc. Retirement Savings Plan covers substantially all employees of the Company. Under the terms of the plan, each qualified employee receives a company retirement contribution of 2% of compensation, as defined, based upon employment status at December 31 of the plan year. In addition, the plan includes a Section 401(k) savings feature wherein the Company will match employee contributions up to 4.5% of compensation as defined, and additionally, contains a discretionary profit-sharing contribution of up to 1.5% of compensation as defined. Total 1997, 1996 and 1995 expenses under the plan were $3,095, $2,687 and $2,533, respectively.

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


8. Stock Option Plan

In 1995, the Company adopted a stock option plan under which designated employees may be granted options to purchase shares of the Company including Incentive Stock Options and Non-qualified Stock Options as defined in the Internal Revenue Code of 1986 as amended. The maximum number of shares of common stock with respect to which options may be granted is 500,000 shares. The plan was amended and restated effective October 1, 1996. Under the terms of the plan, the exercise price of the option is determined by the Company. All options granted to date have been at a price equal to the estimated fair market value at the date of the grant.

The exercise period for the options may not exceed ten years from the date of the grant; however, options granted under the plan before October 22, 1996 have a term of five years from the date of the grant. The Company has the right but not the obligation to purchase any shares issued under the plan at an appraised price determined in accordance with the terms of the plan as of the end of the preceding year.

Options become vested in 25% increments on each March 31 of the year following the year in which the option was granted. Vesting may be accelerated based upon death or retirement of the employee or a change in the control of the Company. At December 31, 1997, options for 39,557 shares were exercisable at an average price of $67.50. The weighted average remaining term of options outstanding at December 31, 1997 is 8.8 years.

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


8. Stock Option Plan (continued)

Following is a summary of options granted under the plan:

                                                  Number of         Weighted
                                                   Shares         Option Price
                                                  ----------------------------
     Granted during 1994                            47,822           $60.00

     Granted during 1995                            52,397           $60.00
                                                   -------

     Outstanding at December 31, 1995              100,219           $60.00

     Granted during 1996                            95,676           $73.00

     Forfeited during 1996                         (26,199)

     Options transferred in exchange for cash       (8,070)
                                                   -------

     Outstanding at December 31, 1996              161,626           $67.70

     Granted during 1997                            80,500           $66.00

     Forfeited during 1997                         (41,574)
                                                   -------

     Outstanding at December 31, 1997              200,552           $68.27
                                                   =======

The fair value of options granted during 1997, 1996 and 1995 was $16.68, $18.45 and $8.13, respectively, and was calculated using the Black-Scholes pricing model adjusted to reflect the lower volatility associated with a private company. The assumptions used to value the options were: expected life of 5 years, risk-free interest rate of 6.0%, no expected dividends and volatility of 1%. The Company uses the provisions of Accounting Principles Board Opinion Number 25, "Accounting for Stock Issued to Employees" to account for option activity. No compensation expense has been recognized for the value of the options at the grant date as the grant price was equal to the estimated value of the Company's stock. If the provisions of Financial Accounting Standards Board Statement

                       Electronic Payment Services, Inc.

                            (dollars in thousands)


8. Stock Option Plan (continued)

Number 123, "Accounting for Stock Based Compensation" ("FAS 123"), had been applied in determining net income for 1997, reported net income would have been $17,643 and net income per common share would have been $4.70. Under FAS 123, reported net income for 1996 and 1995 would have been $10,861 and $2,515, respectively, and net income per common share would have been $3.18 and $1.04, respectively. The effects of applying the provisions of FAS 123 are not indicative of future amounts as FAS 123 has not been applied to options issued before January 1, 1995 and additional awards are anticipated in future years.

9. Related Party Transactions

In connection with its formation and the 1995 equity transaction, the Company entered into transitional services agreements with the Stockholders and their affiliates whereby they agreed to provide, at cost, certain processing and other services until such time as the Company was able to provide its own services. Charges for these services were $4,300, $6,400 and $10,200 during 1997, 1996 and 1995, respectively.

The Stockholders are also customers of the Company and services are billed to them at rates comparable to nonrelated customers. Approximately 27%, 27% and 20% of revenues were billed to the Stockholders during 1997, 1996 and 1995, respectively.